Exhibit 5.1 Akerman Senterfitt One Southeast Third Avenue 25th Floor Miami, Florida 33131 Tel: 305.374.5600 Fax: 305.374.5095

September 20, 2011

The GEO Group, Inc.

One Park Place, Suite 700

621 Northwest 53rd Street

Boca Raton, Florida 33487-8242

Re:	The GEO Group, Inc. – Prospectus Supplement dated September 19, 2011

Ladies and Gentlemen:

Reference is made to our opinion dated September 13, 2011 and included as Exhibit 5.1 to the automatic shelf registration statement on Form S-3 (Registration No. 333-176819) filed with the Securities and Exchange Commission (the “Commission”) on September 13, 2011 (the “Registration Statement”) by The GEO Group, Inc. (the “Company”) pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”). We are rendering this supplemental opinion in connection with the prospectus supplement dated September 19, 2011 (the “Prospectus Supplement”). The Prospectus Supplement relates to the offering of 45,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) held by Cornell Companies, Inc., a wholly-owned subsidiary of the Company, which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner set forth in the Registration Statement and the Prospectus Supplement.

This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinion expressly so stated.

We have acted as the Company’s counsel in connection with the preparation of the Registration Statement and the Prospectus Supplement. We are familiar with the proceedings taken by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we have considered necessary in order to enable us to render this opinion, including, but not limited to, (i) the Registration Statement, (ii) the Prospectus dated September 13, 2011 included with the Registration Statement (the “Prospectus”), (iii) the Prospectus Supplement, (iv) the Company’s Amended and Restated Articles of Incorporation, as amended, (v) the Company’s Bylaws, (vi) certain resolutions of the Board of Directors of the Company, (vii) corporate records and instruments, and (viii) such laws and regulations as we have deemed necessary for the purposes of rendering the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons and the

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The GEO Group, Inc.

September 20, 2011

authenticity of originals of such documents that have been presented to us as photostatic copies. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers of the Company.

Based upon the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinion expressed above.

This opinion letter is furnished to you in connection with the filing of the Prospectus Supplement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission in connection with the filing of the Prospectus Supplement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

AKERMAN SENTERFITT

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